Exhibit 10.13

29 January 2021

Tory Jarmain

Triage Technologies, Inc

1 Adelaide Street East, Suite 3001 Toronto, Ontario M5C 2V9, Canada

Dear Mr Jarmain,

LETTER OF VARIATION – TERMS SHEET

1.	Introduction

We refer to the binding terms sheet dated 27 November 2020 between MyFiziq Limited and Triage Technologies, Inc (Terms Sheet).

Unless the context otherwise requires, words and expressions defined in the Terms Sheet shall have the same meanings when used in this letter agreement.

2.	Extension of due diligence period

This letter agreement is intended to vary the Terms Sheet to amend the Terms Sheet completion date and to extend the due diligence period to 12 March 2021, or such other date agreed by the parties in writing.

To record your agreement to the above variation of the Terms Sheet, please execute this letter agreement where indicated below and return it to me.

3.	General

This letter agreement may be executed in any number of counterparts. All counterparts will be taken to constitute one instrument.

Electronic or facsimile signatures are taken to be valid and binding to the same extent as original signatures.

The parties have agreed the terms set out in this letter agreement and intend to be immediately legally bound by them.

Yours sincerely

/s/ Steven Richards
Mr Steven Richards
Company Secretary
MyFiziq Limited

EXECUTED by the parties as a deed.

EXECUTED by MYFIZIQ LIMITED	)
ACN 602 111 115)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):	)

/s/ Vlado Bosanac	/s/ Steven Richards
Signature of Chief Executive Officer	Signature of Chief Financial Officer

Vlado Bosanac	Steven Richards
Chief Executive Officer	Chief Financial Officer

EXECUTED by TRIAGE TECHNOLOGIES,	)
INC	)
)
)

in accordance with the laws of its place of incorporation:

/s/ Tory Jarmain	/s/ Eric Lau
Signature of director	Signature of director/company secretary

Tory Jarmain	Eric Lau
Name of director	Name of director/company secretary*